As filed with the Securities and Exchange Commission on March 30, 2016

Registration Statement No. 333-38449

Registration Statement No. 333-64027

Registration Statement No. 333-33672

Registration Statement No. 333-50996

Registration Statement No. 333-75202

Registration Statement No. 333-140919

Registration Statement No. 333-145847

Registration Statement No. 333-151890

Registration Statement No. 333-157660

Registration Statement No. 333-167689

Registration Statement No. 333-175070

Registration Statement No. 333-182342

Registration Statement No. 333-189897

Registration Statement No. 333-197091

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38449
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64027
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-33672
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-50996
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-75202
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-140919
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-145847
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-151890
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-157660
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167689
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175070
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182342
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189897
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197091

UNDER

THE SECURITIES ACT OF 1933

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	94-3046892
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1532 SW Morrison Street, Suite 200 Portland, Oregon	97205
(Address of Principal Executive Offices)	(Zip Code)

1993 Advisors’ Warrant Plan

1993 Directors’ Warrant Plan

1994 Employee Stock Purchase Plan, as amended

1996 Stock Plan

TigerLogic Corporation 1999 Stock Plan, as amended

2001 Employee Stock Purchase Plan

Omnis Technology Corporation 1999 Stock Option Plan, as amended

Options Assumed Pursuant to a Written Compensatory Contract dated as of August 23, 2000

TigerLogic Corporation 2009 Equity Incentive Plan

(Full titles of the plans)

Roger Rowe
Acting Chief Executive Officer and Chief Financial Officer
TigerLogic Corporation
1532 SW Morrison Street, Suite 200
Portland, Oregon 97205

(503) 488-6988
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Peter Cancelmo
Garvey Schubert Barer
1191 Second Avenue, 18th Floor
Seattle, Washington 98101-2939

(206) 816-1332

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 filed by TigerLogic Corporation (the “Company”) (collectively, the “Registration Statements”):

1.              Registration Statement No. 333-38449, registering 17,500 shares of common stock, par value $0.10 per share, of the Company (“Common Stock”) under the Company’s 1994 Employee Stock Purchase Plan, as amended (the “1994 Plan”) and 130,000 shares of Common Stock under the Company’s 1996 Stock Plan (the “1996 Plan”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 22, 1997.

2.              Registration Statement No. 333-64027, registering 210,000 shares of Common Stock under the 1994 Plan, 470,000 shares of Common Stock under the 1996 Plan, 82,500 shares of Common Stock under the Company’s 1993 Advisors’ Warrant Plan and 160,000 shares of Common Stock under the Company’s 1993 Directors’ Warrant Plan, filed with the SEC on September 22, 1998.

3.              Registration Statement No. 333-33672, registering 150,000 shares of Common Stock under the 1994 Plan and 1,500,000 shares of Common Stock under the Company’s 1999 Stock Plan, as amended (the “1999 Plan), filed with the SEC on March 30, 2000.

4.              Registration Statement No. 333-50996, registering 1,535,050 shares of Common Stock options assumed pursuant to certain written agreements and registering 3,500,000 shares of Common Stock under the 1999 Plan, filed with the SEC on November 30, 2000.

5.              Registration Statement No. 333-75202, registering 1,000,000 shares of Common Stock under the Company’s 2001 Employee Stock Purchase Plan (the “2001 Plan”), as filed with the SEC on December 14, 2001.

6.              Registration Statement No. 333-140919, registering 2,119,337 shares of Common Stock under the 1999 Plan, as previously filed with the SEC on February 27, 2007 and the subsequent Post-Effective Amendment No. 1, registering up to 1,434,781 reserved but unissued shares and up to 100,414 shares subject to awards granted under the 1999 Plan that otherwise would have been returned to the 1999 Plan for issuance under the Company’s 2009 Equity Incentive plan (the “2009 Plan”), as filed with the SEC on March 3, 2009.

7.              Registration Statement No. 333-145847, registering 635,332 shares of Common Stock under the 1999 Plan, as previously filed with the SEC on August 31, 2007, as amended by the Post-Effective Amendment No. 1, registering the same shares for issuance under the 2009 Plan, filed with the SEC on March 3, 2009.

8.              Registration Statement No. 333-151890 registering 787,569 shares of Common Stock under the 1999 Plan, filed with the SEC on June 24, 2008, as amended by the Post-Effective Amendment No. 1, registering the same shares for issuance under the 2009 Plan, as filed with the SEC on March 3, 2009.

9.              Registration Statement No. 333-157660, registering 800,925 shares of Common Stock under the 2009 Plan, filed with the SEC on March 3, 2009.

10.       Registration Statement No. 333-167689, registering 837,813 shares of Common Stock under the 2009 Plan, filed with the SEC on June 22, 2010.

11.       Registration Statement No. 333-175070, registering 843,059 shares of Common Stock under the 2009 Plan, filed with the SEC on June 22, 2011.

12.       Registration Statement No. 333-182342, registering 845,504 shares of Common Stock under the 2009 Plan, filed with the SEC on June 26, 2012.

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13.       Registration Statement No. 333-189897, registering 897,937 shares of Common Stock under the 2009 Plan, filed with the SEC on July 11, 2013.

14.       Registration Statement No. 333-197091, registering 903,517 shares of Common Stock under the 2009 Plan, filed with the SEC on June 27, 2014.

The Company has terminated any offering of the Company’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all securities of the Company registered but unsold under the Registration Statements, if any.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on March 30, 2016.

TIGERLOGIC CORPORATION

By:	/s/ Roger Rowe
Roger Rowe
Acting Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Rowe as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Roger Rowe	Acting Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Financial Officer)	March 30, 2016
Roger Rowe

/s/ Philip D. Barrett	Chairman	March 30, 2016
Philip D. Barrett

/s/ Douglas G. Ballinger	Director	March 30, 2016
Douglas G. Ballinger

/s/ Gerald F. Chew	Director	March 30, 2016
Gerald F. Chew

/s/ Nancy Harvey	Director	March 30, 2016
Nancy Harvey

/s/ Richard W. Koe	Director	March 30, 2016
Richard W. Koe

/s/ Eric Singer	Director	March 30, 2016
Eric Singer

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